UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                               FORM 8-K

                            CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of Report(Date of earliest event reported)   January 28, 2005

                    RAPID RECOVERY HEALTH CARE SERVICES INC.
        -----------------------------------------------------------------



Nevada                        000-32549                N/A
-------------------      ----------------        ------------------------
State or other jurisdiction   Commission File IRS Employer Identification
 of incorporation)                Number                No.


30 Jericho Executive Plaxa
Suite 300
Jericho, NY                                        11753
-----------------------                    -------------------
(Address of principal                           (Zip/Postal Code)
  executive offices

Registrant's telephone number:     1-888-889-0010


     Achievor Recovery Limited, 14 Pico Crescent, Thornhill, Ontario L4J 8P4
        -------------------------------------------------------------------
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

 (a) Marvin Winick has resigned as a director and as President and Secretary of the Company effective January 19, 2005.

      Mr. Winick has resigned in anticipation of completion of the definitive agreement as set out in the news release of January 18, 2005.

     Mr. Winick had no disagreements with the Company.

(c) Mr. Scott Warantz has been elected as a director and has been appointed as President and Secretary of the Company on January 19, 2005.


Item 5.03 Amendments

(1) On January 25, 2005 the Company changed its name to Rapid Recovery Health Services Inc.

Item 9.01  Exhibits

99.1            News Release - Definitive Agreement

99.2            Letter from Marvin Winick

                                    SIGNATURE





     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

                                          ACHIEVOR RECOVERY LIMITED

Date:    January 28, 2005               By: /s/ Scott Warantzc
                                        ----------------------
                                        Scott Warantz, President

Exhibit 99.1


Achievor Recovery Ltd. to acquire Ortho Shockwave Consultants LLC
Tuesday January 18, 11:46 am ET

TORONTO, Jan. 18 /PRNewswire-FirstCall/ - Achievor Recovery Ltd..(AHVR: OTCPK) announced today that it has entered into a definitive agreement to acquire Ortho Shockwave Consultants LLC. and its subsidiaries in an all stock transaction.
With this acquisition Achievor has accomplished its goal of finding a suitable candidate in its quest to enter the Health Care industry.

Marvin Winick, Chairman, stated, "This acquisition will now set the pace for Achievor to implement its strategy of growing into a substantial player in the healthcare market."

Scott Warantz, President and Founder, added, "We look forward to the potential of being a public company and the benefits of growing the company into a national provider in the pain management market. This is a very exciting time in our corporate development, we truly believe that entering the public market will allow us to grow rapidly and become the market leader in our industry".

About Ortho Shockwave

The Company has established a mobile ESWT Program that contracts with over 600 physicians in the NY-NJ-CT Tri-State area and is the exclusive source for low energy ESWT treatment. The mobile program is currently generating in excess of $250,000 in monthly revenue with five systems providing treatment. The Company is interested in establishing mobile routes in the top 100 market areas throughout the United States. Some of the areas include Illinois, Ohio, Wisconsin, Massachusetts, Florida, Maryland, Delaware, Texas, and California, all of which have already established reimbursement schedules for the procedure. The Company already has a fair volume of physician interest in these markets.

Market Size

ESWT is a treatment designed to treat tendonopathies throughout the body that would otherwise require surgical treatment. Based on the demographics of our national population, wide-spread historical statistics on tendon-related ailments and coverage from insurance carriers, the Company conservatively estimates there is a market demand for over 15 million treatments per year. This figure represents approximately 10% of the existing surgical markets of patients with insurance coverage that pays for ESWT. In other words, based on the current mix of insurance payers, with as little as a 10% market penetration into the existing surgical market for patients suffering from tendonopathies, there is a market for 1.25 million procedures per month. The Company sees this figure increasing by 300% - 500% over the next 18 - 36 months as more insurance carriers begin to initiate coverage for ESWT.

Forward-Looking Statements:

Safe Harbor Act Disclaimer: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as such, may involve risks and uncertainties. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations, are generally identifiable by the use of words such as "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. These forward- looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, potential future performance, perceived opportunities in the market, and statements regarding the Company's mission and vision. The Company's actual results, performance, and achievements may differ materially from the results, performance, and achievements expressed or implied in such forward-looking statements.

For     more      information      about     Ortho      Shockwave      go     to
www.orthoshockwaveconsultants.com or contact the company at (888) 889-0010.


[GRAPHIC OMITTED]
Source: Achievor Recovery Ltd.

January 19, 2005


Achievor Recovery Limited
14 Pico Crescent
Thornhill, Ontario
L4J 8P4


Dear Sirs,


     Effective immediately I hereby resign as director, President and Secretary of the Company.

Sincerely,

s/s Marvin Winick
-------------------
Marvin Winick